                                                                    Exhibit 10.2

                                   AGREEMENT
                                   ---------

     Made and signed in Netanya on the 1st day of the month of January 1997
                                       -------                 -------


Between              ORBIT/FR Engineering Ltd.
                     of 18 Hakadar St., Netanya
                     (hereinafter: "The Company")
                                                      Party of the 1st Part


and Between          Moshe Pinkasy, I.D. No. 50464817
                     of 9 Harimonim St., Hadera
                     (hereinafter: "The Manager")
                                                      Party of the 2nd Part

Whereas:

A. The Company is a subsidiary of ORBIT/FR INC - an Incorporated company according to U.S. law (hereinafter: "ORBIT INC") of the ORBIT-ALCHUT Technologies group;

B.   The Company was established in order to give services and support ORBIT
     INC;

C. The Company is engaged in R & D, manufacturing, acquisition and sales of products in the field of antenna measurement systems (hereinafter: "field of business");

D. ORBIT INC is interested in manufacturing some of its mechanics products in Israel;

E. It is the intent of the Company to employ the Manager in a senior administrative position in the framework of its ongoing business activities, and in a manner which the Company will establish from time to time, including, without derogating from the above, as a manager in its business field, and the Manager is willing and interested in participating in administrating the Company's business, in a manner and way to be established by the Company;

F. The Manager served ORBIT INC until 31 December 1996, and directed its Mechanical Division in the framework of the Company;

G. The Manager is interested in continuing to direct the Mechanical Division in the framework of the Company;

H. The parties wish to set up in this contract, exclusively, the conditions of alliance between them, and the agreements which will apply to the Manager's work in and for the Company;

I. This contract is being prepared as a personal contract, and as a special agreement, and it enumerates the parties' mutual rights and obligations.


  Therefore, it is hereby declared and agreed between the parties, as follows:

1.   PREAMBLE
     --------

     The preamble to the Agreement is an integral part of it.

2.   EMPLOYMENT OF MANAGER AND MANNER OF ITS
     ---------------------------------------
     IMPLEMENTATION
     --------------

     2.1 The Company will employ the Manager in a senior administrative position in the framework of its ongoing business activities, in a manner and in positions which the Company and/or ORBIT INC will decide from time to time.

     2.2 Tasks of the Manager: Manager of ORBIT/FR Engineering Ltd., Representative of ORBIT/FR INC in the Company, assisting the Manager of ORBIT/FR INC on matters of international positioner marketing (hereinafter: "The Position") in the position of General Manager.

     2.3 The Manager will dedicate his time, energy, knowledge, talents, connections and experience to the Company and for the fulfillment of his duties, and will do his utmost for the success of the field of business and of the Company, its interests and business dealings.

     2.4 During the period of his employment in the Company, the Manager will not be allowed to work and/or to be involved in any way whatsoever in any business of any kind, either directly or indirectly, as worker, manager, partner, consultant, etc. for himself and/or for any third party, unless he receives written prior consent from the Company, and under conditions which the Company will establish.

     2.5 The Manager will be subject to the Company's Board of Directors, to the Manager of ORBIT/FR INC and to its Board of Directors, and will execute their instructions, directives and decisions, as will be received.

     2.6 The Manager will work for the good of the Company honestly and loyally.


     OTHER POSITIONS IN THE ORBIT GROUP AND TRANSFER OF POSITION
     -----------------------------------------------------------

     It is, hereby, agreed that the Company and/or ORBIT/FR INC is permitted to change the position and definition of responsibility of the Manager upon decision of the Company's Board of Directors and/or ORBIT/FR INC, and the Manager is obligated to accept upon himself to serve in the other position proposed to him by any of them, whether in their framework and/or in any corporation in which he will find interest (hereinafter: "The ORBIT Group"), subject to the fact that the position proposed to the Manager will suit his talents and is with his agreement.

4.   OBSERVANCE OF SECURITY AND NON-COMPETITIVENESS
     ----------------------------------------------

     The parties will abide by the instructions in the Appendix to this Agreement.

5.   SALARY AND CONDITIONS OF EMPLOYMENT
     -----------------------------------

     For the duration of his employ the Manager will be entitled to a salary, as well as social and associated benefits, as stated below:

5.1  Salary
     ------

     5.1.1 A monthly salary in the sum of 16,000 NIS (sixteen thousand shekels) (gross), will be updated in amounts and at times which will be established by the cost of living index in the private economic sector.

     5.1.2 Once a year, after the end of the calendar year, and not later than 30 days from date of publishing of the Company's financial statement, the parties will discuss a raise in the Manager's salary, after examining his performance, contribution to the Company, and the work plan for the year just beginning.

     5.1.3 The Manager's salary as stated in para. 5.1.1 above (called the inclusive salary") alone will be taken into account for the purpose of rights according to the law, and no addition or other benefit of any type and kind will be considered as part of his salary.

5.2  Director's Insurance
     --------------------

     5.2.1 The inclusive salary will be insured by the Company in a Director's policy, into which the following sums will be allocated:

            5.2.1.1 A sum of 8-1/3% from the inclusive salary will be allocated for severance pay.

                     This payment will substitute severance pay according to the laws of severance pay - 1963. But the parties agree that in case there will be a difference in sums which have accrued in the compensation component in the policy - gross and profit - and between the sum of severance pay and compensation according to the severance pay law - 1963, and the employment of the Manager will be terminated under circumstances which allow him compensation according to the law and/or under this agreement, the Company will pay the Manager such difference.

            5.2.1.2 A sum of 5% of the inclusive salary, as an allotment for remuneration will be allocated by the Company at its expense.

            5.2.1.3 The Manager instructs the Company to deduct from his inclusive salary a sum of 5% for his part in the allocation for remuneration and to transfer it to the Director's Insurance.

            5.2.1.4 A sum of 2.5% of the inclusive salary, as an allocation for insuring loss of work ability, will be allocated by the Company, as its expense.

     5.2.2 Ownership of the policy will be transferred to the Manager, by the Company, upon termination of his employment in the Company for any reason whatsoever (whether dismissal or resignation), except if he will be dismissed for fraud, theft, etc. circumstances under which the employee is dismissed and is not entitled by law to severance pay. If the employee is dismissed under circumstances under which a dismissed employee is not entitled to coverance pay, the Company is permitted to receive the sum accrued in the compensation component of the policy.

     5.2.3  The employee will be entitled to severance pay, as stated in para.
            5.2.1.1 above, also in cases of resignation, except if the resignation will be tendered under circumstances as detailed in para. 5.2.2 above.

5.3  Advanced Study Fund
     -------------------

     5.3.1 The Company will allocate the sum of 7.5% of the inclusive salary for the Manager in an Advanced Study Fund of the Manager's choice, and the Manager, hereby, authorized the Company to deduct from his salary a payment of 2.5% as his contribution.

     5.3.2 Upon termination of the relations between the parties, for whatever reason, except if they terminate under circumstances by which the dismissed employee is not entitled to severance pay as stated in para. 5.2.2 above, the Company will instruct the Advanced Study Fund to make available to the Manager or his representative, the full sums which have accrued from the allocations of both parties to the Fund. If the relations terminate under circumstances as stated in para. 5.2.2 above, the Company will be permitted to reclaim the sums it allocated to the Fund.

5.4  Vacation, Illness, Rest & Recreation and Army Reserve Duty
     ----------------------------------------------------------

     5.4.1 The Manager is entitled to 23 vacation days per year, including days of rest. The vacation days will be coordinated in advance with the Company's Chairman of the Board of Directors, or whoever is appointed by him. Vacation days not exercised can be accrued up to a ceiling of 46 days, including rest days. The Manager will take vacation at least 12 days a year.

     5.4.2 The Manager is entitled to a payment for sick days as defined by law. Sick days not utilized can be accrued up to a maximum of 90 days. It is clarified, hereby, that unused sick days cannot be exchanged for a monetary payment.

     5.4.3 The Manager is entitled to a payment for 10 days of rest and recreation a year, subject to his leaving on vacation. The rest and recreation payment sum will be established in the general group agreement in the economic business sector.

     5.4.4  Army Reserve Duty
            -----------------

            5.4.4.1 The Manager will inform the Company, at the earliest time possible, regarding every call received for Army reserve duty. The Manager will submit, subject to Company requirements, a request for postponement of Army reserve duty.

            5.4.4.2 The Company will pay the Manger his regular salary for time served on Army reserve duty, and no less than the sums that it will receive from the National Insurance Institute (N.I.I.) for the Manager's Army reserve duty.

               5.4.4.3 The Manager will give the Company all the authorizations necessary to receive compensation for Army reserve duty from the N.I.I., and will also give to the Company all monetary compensation that he will receive from any other source for the Army reserve duty.

5.5  The Law of Work and Rest Hours
     ------------------------------

     The Manager declares that he is aware that the Law of Work and Rest Hours - 1951 does not apply to him, as long as he is in a senior administrative position, and in a position demanding a certain measure of personal trust. The Manager will dedicate all the time necessary to fulfill his position and will not be entitled to a separate payment for overtime work.

5.6  Company Car
     -----------

     5.6.1 The Company will place at the disposal of the Manager for his work a suitable car as is customary for a Manager in his position in the Company.

     5.6.2 The car will be the property of the Company, and the Company will bear all expenses for maintenance, repairs, gasoline, licenses, car insurance and parking fees.

     5.6.3 The Manager will use the car in a professional and careful way, and will take care of its proper maintenance, all according to the regulations for use of a car established by the Company from time to time, and in the absence of such regulations, will drive the vehicle as he would want someone to drive a car he himself owns.

     5.6.4 The Manager will return the car to the Company at the termination of employer-employee relations between himself and the Company. If the Manager does not do this, the Company is permitted to take the car into its possession by itself.

     5.6.5  The Manager will also be entitled to use the car for private needs.

     5.6.6 The Manager will not be entitled to a lien on the car, not on any other Company property.

            5.6.7 The Manager will bear all fines and other results from committing violations of the transportation laws and any other law by using the car. It is clear that if the violation was committed by other Company employees, the Manager will not be thus obligated. The burden of proof regarding the identity of the driver committing the violation is placed on the Manager.

            5.6.8 The Manager will bear payment of any tax which will be assessed for the benefit of use of the car, as is customary in the Company.

            5.6.9 The Company will exchange the car every 4 years, or when the accelerometer reaches 200,000 km., whichever comes first.

     5.7    Telephone and Reimbursement of Expenses
            ---------------------------------------

            5.7.1 The Manager is entitled to receive a cellular phone from the Company for his use in the fulfillment of his job, and the Company will bear all expenses therefore.

            5.7.2 The Manager will be entitled to full reimbursement for the telephone and FAX expenses in his home, which are used in the fulfillment of his job, according to a report and details which will be given to the Company.

6.   BONUS DEPENDANT ON PROFITS
     --------------------------

     6.1 As long as he remains in his position, the Manager will be entitled to an annual bonus, whose inclusive cost to the Company is 0.6% (six tenths of a percent), from the net profits of the field of business, as long as there are such profits. "Profits" means the annual profit without capital gains of any sort, before taxes, according to the audited financial reports of ORBIT/FR INC.

     6.2 The annual bonus will be paid no later than 30 days after publishing of the annual financial statement. Advancements on account of the annual bonus will be paid subject to authorization of the General Manager of ORBIT/FR INC.

     6.3 The parties declare that in establishing the bonus level it will be brought into account that regarding the bonus the Company will not incur any costs and/or additions and or benefits whatsoever, that the Company will not bear any additional cost whatsoever, and that no sums whatsoever will be allocated from it for funds or remuneration or Director's insurance. The parties agree that if the condition of things was such that they would establish the bonus level at a sum that would reflect all the Company's costs, and agree that if the Company will be required to pay the Manager, or his representative, severance pay and/or social payments and/or any other payment on the bonus, the sum of the annual bonus will be half of the sum stated in para. 6.1 above (50% of the level stated in para. 6.1).

     6.4 In the event that the employer-employee relations will be severed during and not at the end of a calendar year, the Manager will be entitled to a relative part of the bonus, whose sum will be a ratio of the number of days in that part of the year during which employer-employee relations existed, and 365 days.

7.   OWNERSHIP RIGHTS FOR INVENTIONS
     -------------------------------

     Instructions as stated in the Appendix to this Agreement apply to the parties in this matter.

8.   COMPENSATION AND INSURANCE
     --------------------------

     8.1 The Company will insure the Manager in a Director's Liability Insurance for Directors and Officers, as is customary in the Company.

     8.2 The Company will compensate the Manager for any monetary obligation which will be placed on him regarding reasonable activities, which he will execute on its behalf, while he is an officer of the Company, including attorney's fees at a reasonable level, and the reasonable expenses which the Manager will incur, and all this subject to provisions of the law, providing that the Manager's activities are done in a bona fide manner, and for the best interests of the Company.

9.   VALIDITY OF THE CONTRACT AND ITS TERMINATION
     --------------------------------------------

     9.1    Validity of this Agreement begins from the 1st of January 1997.

     9.2 The Company or the Manager are allowed to terminate their relationship with a written notice which will be tendered 90 days in advance.

            According to Company request the Manager will do a suitable overlapping with the person replacing him in his job.

     9.3 The Company will not be obligated to employ the Manager during the period of advance notice, partly or wholly, according to its choice. The Company is permitted to terminate the Manager's work at any time during the advance notice period, and in this case will pay the Manager a payment for the advance notice.

     9.4 The Company will be permitted to have the Manager go on vacation according to his accrued vacation days, if there are such, during the advance notice period, subject to the limitations established by the law.

     9.5 The Company will be permitted to terminate the contract and employment of the Manager immediately, by written notice, with no advance notice whatsoever. If termination of employment is under circumstances in which dismissed employee is not entitled to severance pay by law, and/or in any case of serious breach of the obligation of loyalty of the Manager to the Company.

10.  MISCELLANEOUS
     -------------

     10.1 In any case in which a party will not use the rights given to it by this Agreement or by any law, this will not be considered as a relinquishment of its given rights, and will be entitled to use these rights again.

            A claim of delay or relinquishment will not be permitted to be used by the party in breach.

     10.2 There will be no validity to any amendment in this Agreement, except if put in writing and signed by the parties.

     10.3 The headings in this Agreement are placed for convenience only and will not be used to interpret the provisions of this Agreement.

     10.4 Notices which will from one party to the other at the addresses detailed in the preamble to the Agreement, will be considered as having arrived at their destinations at the end of five business days from the day they were sent by registered mail, or two business days if they were sent by FAX or by courier to be delivered by hand.




                   And as witness, the parties come to sign




 /s/ Joseph Aviv                                  /s/ Moshe Pinkasy
-----------------------------                    -------------------------------
 The Company                                      The Manager
 Joseph Aviv - Chairman                           Moshe Pinkasy - C.E.O.

                            APPENDIX TO AGREEMENT
                            ---------------------

    Made and signed in Netanya on the 1st day of the month of January 1997
                                      -------                 -------

Between                 ORBIT/FR Engineering Ltd.
                        of 18 Hakadar St., Netanya
                        (hereinafter: "The Company")
                                                           Party of the 1st Part

and Between             Moshe Pinkasy, I.D. No. 50464817
                        of 9 Harimonim St., Hadera
                        (hereinafter: "The Manager")
                                                           Party of the 2nd Part


According to the following terms and conditions - Whereas:

A. The Manager is employed by the Company in a senior administrative position;

B. And the parties wish to establish in this Agreement, as follows, regarding the obligations of preservation of secrecy of the Company, the Parent Company, subsidiary companies and affiliated companies, to which the Manager will be subject, and the limitation of competition and business to which he will be subject during the period of his employment, and after termination of work relations between the parties;

C. And the work of the Manager is connected to fields which have a special character, and which are sensitive and important to the Company, and which involve access to exclusive knowledge, including vital information for the success and growth of the Company;

D. And during his work, or because of the nature of his work, the Manager will obtain knowledge in commercial/economic matters, business matters and other matters in the fields of activity of the Company and its subsidiary, including information connected to commercial relations, the Company's programs, products in planning or under development, production procedures, work methods, general procedures, lists of those people and companies connected to it in business contacts, customers, details on products, technology and financial information;

Therefore, the parties agree as follows:

1.   The preamble to the Agreement is an integral part of it.


2.   DEFINITIONS
     -----------

     The terms listed below have the following definitions in this Agreement:

     2.1  "The Company": The Company itself, ORBIT/FR, INC., and also all
          -------------
          subsidiaries of the Company, or any associated or affiliated company, together or separately.

     2.2  "Gives Services": Whoever gives services to the Company, and anyone
          ----------------
          who was at any time during the 12 months preceding termination of the Manager's employment, an agent of the Company, or one who gives services to the Company, as a subcontractor, or consultant, in Israel or abroad.

     2.3  "Employee": An employee of the Company who works for the Company, or
          ----------
          someone who is no longer working for the Company, but 18 months have not yet passed since termination of his employment, and also an agent of the Company or someone who was an agent of the Company, but 18 months have not yet passed since termination of his relations with the Company.

     2.4  "Supplier": Someone from whom the Company acquires or has acquired at
          ----------
          any time during the 18 months prior to termination of the Manager's employ, products or components, or services used for planning, or development, or production, or sales of the product or technology; and also someone with whom the Company was in contact at some time during the 18 months prior to date of termination of the Manager's employ, regarding negotiations to become a supplier.

     2.5  "Customer": Someone to whom the Company sold, during the period of the
          ----------
          Manager's employ, or at any time during the 18 months prior to termination of the Manager's employ, products or components or services used for planning, or development, or production, or sales of the product or technology; and also someone with whom the Company was in contact at some time during the 18 months prior to date of termination of the Manager's employ, regarding negotiations to become a customer.

     2.6   "Sale": Also includes sales promotion, renting, leasing, marketing,
           ------
           sales, mediation, sales consulting, and giving services to the Seller in sales matters.

     2.7   "Product": Software, hardware, technology, or the device which is
           ---------
           planned, developed, manufactured or sold by the Company, whether as a stand-alone product, or as a major part of another product with which the Company deals.

     2.8   "Company Field of Activity": Engagement in planning, development,
           ---------------------------
           production, acquisition and sales of:

                  2.8.1 A product is counted during the period of [the
                        Manager's] employment, as one of the products which was planned, developed, manufactured or sold by the Company, or acquired by it for the purpose of selling it, on the provision that there is written documentation to this effect.

                  2.8.2 A product, such as described in para. 2.8.1, which was planned at some time during the 12 months prior to termination of the Manager's employ, to be included in the Company's field of activity;

                  2.8.3 Antenna Measurement systems;

                  2.8.4 Any field of activity in which the Company will do
                        business, or plans to be engaged in, during the time of the Manager's employ;

                  2.8.5 Any product which is destined to replace a product, as stated in paras. 2.8.1 - 2.8.4, or to increase or decrease the use of such product.

     2.9   "Classified Knowledge" or "Secret Information": All knowledge in
           ----------------------------------------------
           matters concerning the Company, whose contents, form or method of maintenance in the Company, testify that it is mandatory to keep it classified, or: it is mandatory to keep it secret according to the rules of secrecy accepted in business, or: that which includes names of the suppliers, the agents, the employees, or the customers of the Company, and any item which can influence the conditions of contact between the Company and one of the above, provided that the knowledge or information is not general property; and this also includes any document which contains classified information, as stated above.

     2.10  "Document": In this context refers to the broadest meaning of the
           ----------
           term, and includes all manner of collection, expression or presentation of information, whether by physical, magnetic, visual or electronic means, etc., being an original or copy.

     2.11  "Competitor": One who is engaged in the same field or business as
           ------------
           the Company.


3.   PROPRIETARY AND INTELLECTUAL PROPERTY
     -------------------------------------

     3.1 The ownership and the rights of full use of every one of the Manager's "creations", during the period of his employ, in the fields which concern his work, and which are liable to be used as bearers of intellectual property rights, belong to the Company.

     3.2 It is, hereby, agreed that the Company has proprietary and intellectual property rights to all classified information, document, method, sketch or patent, which are found or were found in the possession of the Manager, or are in his possession, and to every item which is a part of the property of the Company, which has reached and/or will reach his possession or come to his attention due to his position in the Company, or due to his contact with the Company, and are derived from the Company, or due to his contact with the Company, and are derived from the Company or the supplier or the customer (hereinafter: "classified property").

     3.3 The Manager is not permitted to keep in his possession classified property, except in order to fulfill his position in the Company, and he is obligated to return to the Company all classified property in his possession, at the time of termination of employment.

     3.4 Without derogating from the stated above, the Manger is obligated not to use classified property for any purpose whatsoever, except for the aims and good of the Company.

4.  PRESERVATION OF SECRECY
    -----------------------

    4.1 The Manager will reveal to any individual secret knowledge or classified information, including the fact of their existence, or their contents, and will not use in any way for any purpose whatsoever, the secret knowledge or classified information which he knows about, or document which is in his possession or that he knows about, except if all the following accumulated conditions are met: the use or revelation were permitted by the Company in writing signed by the Chairman of the Company's Board of Directors, the subject signed writ (document) was given to the Manager in advance before the information was used or revealed, and the use or revelation was done only for the good of the Company and its aims.

    4.2 Notwithstanding that which is stated in para. 4.1 above, only during the period of his employ will the Manger be permitted to use his judgement regarding a business revelation, in order to fulfill his position for the benefit of the Company.

         In this case he will report to the Chairman of the Board of Directors in writing regarding revealing of the information within 48 hours of its revelation.

    4.3 The Manager will not transfer, and will not make use of any knowledge or information which has reached or will reach him due to the fulfillment of his position in the Company, and which pertain to the Company, or to one of its owners, or one of its Managers, or one of its employees, or one of its agents, or one of its customers, and will preserve secrecy in everything connected businesswise with any of the aforementioned, and will not reveal to anyone details regarding their business or their abilities, or other facts about them, and no detail regarding them which the Company has not permitted to be revealed and has authorized in writing in advance. All this in the field of business of the Company or other companies affiliated with ORBIT/FR INC or ORBIT-ALCHUT TECHNOLIGIES LTD.

     4.4 That which is stated in paras. 4.1-4.3 above will apply for the duration of the period of the Manager's employ. That which is stated in paras. 4.1 and 4.3 will also apply regarding the 18 months immediately following the termination of his employ, and after this period, all the obligations of secrecy, as decreed by all laws will apply, both in content and scope, as decreed by the law.

6.   BUSINESS LIMITATIONS
     --------------------

     With his signature on this Agreement, the Manager accepts upon himself, and is obligated that for 18 months commencing with the date of termination of his employ:

     6.1 To refrain from being employed in the field of activity of the Company, or in companies affiliated with ORBIT-ALCHUT TECHNOLOGIES LTD.

     6.2 Not to compete with the Company, not to be engaged in competition with the Company, not to work in the service of one of the Company's competitors, and not to give services to a competitor, as stated above.

     6.3 Not to establish business contacts with a customer of the Company, in any matter concerning the field of activity of the Company.

     6.4 Not to establish business contacts with a supplier of the Company, in any matter concerning the field of activity of the Company, or companies affiliated with ORBIT-ALCHUT TECHNOLOGIES LTD. However, the existence of business contacts with a supplier, in order to acquire products which are themselves part of, or a component of, an end product with which the Company deals, as described in the terms listed in para. 2.7 above, when the above-mentioned part or component will be used for end products, which are not in the field of activity of the Company and on condition that the part or component acquired does not include a change or characteristic which was entered into if at the request of the Company, is permitted.

     6.5 The limitations according to paras. 6.1 - 6.5 apply in every place in Israel and the rest of the world.

     6.6 Not to establish business relations of any kind with any employee of the Company, and not to aid in any way, an employee of the Company, in finding an alternate place of employment to the Company.

           The limitations according to this para. apply to the entire period of employ, and for 18 months immediately following termination of employ, in every place in Israel and in the world.

     6.7 "Business" or "Existence of Business Contact" in this Agreement means: all activity having a business character or for business reasons, permanent or temporary, by the individual himself, or via someone else, as self-employed, or salaried, or by agents or their employees, as individuals,or in the framework of the corporation, including an appeal to establish these contacts, including receiving services, and giving services, and also consultation or aiding others to establish business activity, or business contacts, as stated.

7.   BREACHES AND RECOURSES
     ----------------------

     7.1 A cardinal breach of this Agreement is as defined by law, and without derogating from the above, includes breach of all obligations listed above, which were not rectified within 30 days after requested by the Company in writing.

     7.2   For every cardinal breach, the Manager is obligated:

           7.2.1 To pay the Company compensation, as agreed and established in advance, paying attention to the damage that the parties foresaw at the time of making the Agreement, as a result of such breach, according to the higher of the following alternatives: the sum of $100,000, linked from the date of making this Agreement until date of payment to the Company, plus legal interest, or the sum of the damage, proven that it was caused to the Company by the cardinal breach, or a double amount of the profit which was derived over a 3-year period due to the cardinal breach, according to the Company's choice.

           7.2.2 Not to claim that the above agreed compensation was established without reasonable proportion to the damage that could be forseen at the time of making the contract, or that the sum should be decreased.

           7.2.3 To pay the Company, in addition to the agreed compensation, full compensation for sums the Company will expend to discover the cardinal breach of the Agreement (and on condition that there was such a breach), or in order to frustrate continuance of the breach, or in order to enforce the Agreement or claim compensation on its breaching.

         7.3 That which is stated in para. 7.2.1 above will not derogate from the rights of the Company to sue immediately (but not in addition) for the agreed compensation, compensation for the substantial higher damage according to law, or it is the Company's right to another recourse that the law allows, including injunctions, temporary and permanent.

8. Only a writ signed by the Company will be a waiver of the right which has been established for a party in this Agreement, and amendments to the Agreement will be made only in writing.


               And in witness thereof, the parties come to sign

/s/ Joseph Aviv                              /s/ Moshe Pinkasy
------------------------                     -----------------------
   The Company                                      The Manager